EXHIBIT 99.1
PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc. ·  400 N. Sam Houston Parkway E., Suite 400  ·  Houston, TX  77060-3500  · 281-618-0400  ·  fax: 281-618-0505

For Immediate Release                                                                                                                                          12-008

Date:  April 5, 2012                                                                       Contact:                  Terrence Jamerson
                                             Director, Finance & Investor Relations

Helix to Host Analyst Day and Q4000 Tour

HOUSTON, TX – Helix Energy Solutions Group (NYSE: HLX) will host a half-day meeting on South Padre Island for analysts and trade journalists on Monday, April 9, 2012, beginning at 4:00 p.m. Central Daylight Time and a tour of the Q4000 the following morning, which is at dry dock in Brownsville, Texas. The event will include an overview of well intervention, a review of Helix’s well intervention fleet, and a discussion of well intervention methodologies. Investors and other interested parties will be able to obtain the slide presentation on the date of the event from the “Investor Relations” page at www.HelixESG.com by clicking on “Investor Relations” and then choosing “Presentations”.

About Helix

Helix Energy Solutions Group, headquartered in Houston, Texas, is an international offshore energy company that provides development solutions and other key life of field services to the energy market as well as to its own oil and gas business unit. For more information about Helix, please visit our website at www.HelixESG.com.